Exhibit 99.1

News Release

For more information contact:
Leslie M. Muma, President and CEO
(262) 879-5000

For immediate release:
Jan. 27, 2005

Fiserv Reports Strong Earnings for Fourth Quarter, Year-end 2004

Brookfield, Wis., Jan. 27, 2005—Fiserv, Inc. (Nasdaq: FISV) announced today record earnings for 2004.

For the three-month period ended December 31, 2004, Fiserv processing and services revenues were $866.1 million, a 20% increase over the $720.8 million for the fourth quarter of 2003. Net income per share-diluted for the fourth quarter of 2004 was $0.49 per share, compared to $0.42 per share for the fourth quarter of 2003.

For the year ended December 31, 2004, Fiserv processing and services revenues were $3,350.6 million, a 29% increase over the $2,592.1 million in 2003. Net income per share-diluted for the year ended December 31, 2004, was $1.91 per share, compared to $1.61 per share for 2003.

Free cash flow for 2004 was $537.3 million, an increase of 18% versus 2003. Fiserv also repurchased in the fourth quarter $64.3 million of its common stock, acquiring 1.7 million shares. This leaves a total of 8.3 million shares available for repurchase under a November 2004 board authorization. “We are very pleased with our 2004 results and believe we are well positioned for a strong 2005. Our target diluted earnings from continuing operations for 2005 is $2.16 to $2.23 per share,” said Leslie M. Muma, president and chief executive officer of Fiserv.

On Dec. 16, 2004, Fiserv announced it had reached a definitive agreement to sell its securities clearing businesses, to the National Financial unit of Fidelity Investments, for approximately $365 million. The transaction is subject to standard and customary closing conditions and is expected to close in the first quarter of 2005. Fiserv does not expect a material gain or loss as a result of this transaction. “This sale will enable us to focus more capital and resources on our core financial institution, health administration, insurance and investment

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000 Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

support businesses,” Muma said. The financial results of Fiserv’s securities clearing businesses are reported as discontinued operations for all periods presented and are excluded from reported revenues, cost of revenues and operating cash flows.

Fiserv demonstrated its strength and proven track record of high quality check processing and image archive services when it recently announced that it was the preferred vendor for services to be provided to Commonwealth Bank of Australia, National Australia Bank and Westpac Banking Corp., three of Australia’s four largest financial institutions. “Fiserv is clearly a leader in check processing outsourcing and is well positioned to partner with financial institutions to efficiently manage their declining check volumes and migration toward electronic check settlement,” Muma said.

Negotiations are continuing with the three banks, and all parties are confident that a transaction will be signed in February 2005. The proposed transaction, if signed, would be for a term of 12 years and generate projected revenue of between $400 million and $500 million based on estimated volumes over the contract term. The transaction is expected to be mildly dilutive to Fiserv’s earnings in 2005 by $0.01 to $0.02 per share due to transition expenses, but is expected to contribute to earnings in 2006 and beyond. “Following execution, this transaction will enable Fiserv to establish a significant presence in Australia and set the stage for future growth. In addition, this transaction will offer a solid example of how Fiserv can provide customized, unique services for the largest financial institutions worldwide,” Muma said.

Significant client renewals and new relationships gained in the fourth quarter include the following: The Arizona Department of Administration selected the Harrington Benefit Services unit of Fiserv Health to administer a portion of its new self-funded health care program, Arizona Benefit Options; Millennium bcp, a bank headquartered in Portugal with offices in 11 countries, extended its longstanding relationship with Fiserv CBS Worldwide for an additional three years; Countrywide Bank, a subsidiary of Countrywide Financial Corp., chose Fiserv CBS as its new core processing platform; United Bankshares, Inc., a $6.5 billion-asset bank holding company based in Parkersburg, W.V., significantly expanded its relationship with Fiserv by adding

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000 Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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outsourced image-based check processing services for its Fairfax, Va., subsidiary, United Bank of Virginia; Driveitaway.com, a provider of remarketing services for commercial vehicle fleet operators, chose Fiserv’s RSA Solutions unit for lease maturity management; and Columbia Bank, a $1.9 billion bank in Tacoma, Wash., chose Fiserv for a technology package including the PCS Vision(TM) system from Information Technology, Inc. and electronic funds transfer services from Fiserv EFT.

Fiserv closed four acquisitions in 2004. Two acquisitions, RegED and Results International Systems, expanded the Fiserv portfolio of solutions for the insurance industry. The addition of CheckAGAIN added capabilities in the payments area, and the acquisition of Pharmacy Fulfillment enhanced the growing presence of Fiserv in the pharmacy benefit management business.

Fiserv, Inc. (Nasdaq: FISV) provides information management systems and services to the financial industry, including transaction processing, business process outsourcing and software and systems solutions. The Company serves more than 15,000 clients, including banks, credit unions, financial planners and investment advisers, insurance companies and agents, self-funded employers, lenders and savings institutions. Headquartered in Brookfield, Wis., Fiserv also can be found on the Internet at www.fiserv.com.

The disclosure set forth above contains forward-looking statements, specifically Mr. Muma’s and other statements regarding the sale of Fiserv’s securities clearing businesses, estimated revenues and earnings from Fiserv’s proposed transaction with the Australian banks, earnings targets for 2005, future revenues, sales pipelines and acquisition prospects. These statements are covered by the safe harbor included in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to inherent assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, Fiserv’s ability to complete the proposed transaction with the Australian banks and proposed sale of its securities clearing businesses, changes in customers’ demand for the Corporation’s products, pricing and other actions by competitors, and general changes in economic conditions or U.S. financial markets. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000 Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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FISERV, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (1)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003
Revenues:
Processing and services	$866,102	$720,786	$3,350,595	$2,592,115
Customer reimbursements	100,302	87,627	379,151	333,252

Total Revenues	966,404	808,413	3,729,746	2,925,367

Cost of revenues:
Salaries, commissions and payroll related costs	338,510	325,223	1,320,760	1,222,675
Customer reimbursement expenses	100,302	87,627	379,151	333,252
Data processing costs and equipment rentals	56,765	54,891	212,052	205,617
Prescription costs	120,271	23,567	439,576	55,902
Other operating expenses	139,871	131,881	533,284	420,261
Depreciation and amortization	48,073	49,321	185,363	165,838

Total cost of revenues	803,792	672,510	3,070,186	2,403,545

Operating income	162,612	135,903	659,560	521,822
Interest expense - net	(4,581)	(4,632)	(18,194)	(15,555)

Income from continuing operations before income taxes	158,031	131,271	641,366	506,267
Income tax provision	59,232	51,196	246,468	197,444

Income from continuing operations	98,799	80,075	394,898	308,823
Income (loss) from discontinued operations, net of income taxes	(1,346)	1,899	(17,256)	6,189

Net income	$97,453	$81,974	$377,642	$315,012

Basic net income (loss) per share:
Continuing operations	$0.51	$0.41	$2.03	$1.60
Discontinued operations	(0.01)	0.01	(0.09)	0.03

Total	$0.50	$0.42	$1.94	$1.63

Diluted net income (loss) per share:
Continuing operations	$0.50	$0.41	$2.00	$1.58
Discontinued operations	(0.01)	0.01	(0.09)	0.03

Total	$0.49	$0.42	$1.91	$1.61

Shares used in computing net income (loss) per share:
Basic	194,983	193,902	194,981	193,240
Diluted	197,234	196,663	197,287	195,937

(1)	The securities clearing businesses’ revenues and cost of revenues are excluded above from “Revenues” and “Cost of revenues” and included above in “Income (loss) from discontinued operations, net of income taxes” for all periods presented.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000 Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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FISERV, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (1)

(Dollars in thousands)

(Unaudited)

	December 31,
	2004	2003
ASSETS
Cash and cash equivalents	$516,127	$162,668
Accounts receivable, less allowance for doubtful accounts	437,764	417,521
Prepaid expenses and other assets	100,810	98,415
Investments	1,984,536	1,838,925
Property and equipment	213,799	200,579
Intangible assets	519,449	548,912
Goodwill	1,859,347	1,721,322
Assets of discontinued operations held for sale	2,751,517	2,225,833

TOTAL	$8,383,349	$7,214,175

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$202,616	$179,191
Short-term borrowings	100,000	100,000
Accrued expenses	363,513	256,110
Accrued income taxes	44,955	23,453
Deferred revenues	226,080	208,996
Customer funds held and retirement account deposits	1,829,639	1,582,698
Deferred income taxes	134,330	95,276
Long-term debt	505,327	699,116
Liabilities of discontinued operations held for sale	2,412,467	1,869,527

TOTAL LIABILITIES	5,818,927	5,014,367

SHAREHOLDERS’ EQUITY
Preferred stock, no par value:
25,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value:
450,000,000 shares authorized;
195,940,360 and 194,259,709 shares issued	1,959	1,943
Additional paid-in capital	679,573	637,623
Accumulated other comprehensive income	26,695	17,345
Accumulated earnings	1,920,539	1,542,897
Treasury stock, at cost, 1,691,500 shares at December 31, 2004	(64,344)	—

TOTAL SHAREHOLDERS’ EQUITY	2,564,422	2,199,808

TOTAL	$8,383,349	$7,214,175

(1)	The securities clearing businesses’ assets and liabilities are reported in total, above, in “Assets and liabilities of discontinued operations held for sale” for all periods presented.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000 Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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FISERV, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (1)

(In thousands)

(Unaudited)

	Years ended December 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$377,642	$315,012
Adjustment for discontinued operations	17,256	(6,189)
Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Deferred income taxes	23,022	27,488
Depreciation and amortization	185,363	165,838
Changes in assets and liabilities, net of effects from acquisitions of businesses:
Accounts receivable	(19,177)	17,268
Prepaid expenses and other assets	(4,518)	4,803
Accounts payable and accrued expenses	54,445	33,371
Deferred revenues	17,826	9,420
Accrued income taxes	46,524	28,674

Net cash provided by operating activities from continuing operations	698,383	595,685

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, including capitalization of software costs for external customers	(161,093)	(139,111)
Payment for acquisitions of businesses, net of cash acquired	(64,896)	(735,917)
Investments	(139,258)	139,432

Net cash used in investing activities from continuing operations	(365,247)	(735,596)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from long-term debt	17,303	248,268
Repayments of long-term debt	(210,243)	(32,474)
Issuance of common stock	30,666	18,585
Purchases of treasury stock	(64,344)	—
Customer funds held and retirement account deposits	246,941	(124,760)

Net cash provided by financing activities from continuing operations	20,323	109,619

Change in cash and cash equivalents	353,459	(30,292)
Beginning balance	162,668	192,960

Ending balance	$516,127	$162,668

(1)	The securities clearing businesses’ cash flows are excluded from the above Consolidated Statements of Cash Flows for all periods presented. For the year ended December 31, 2004 net cash used in discontinued operations was $4.3 million and for the year ended 2003 net cash provided by discontinued operations was $5.8 million.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000 Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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FISERV, INC. AND SUBSIDIARIES

HISTORICAL QUARTERLY FINANCIAL INFORMATION BY SEGMENT

(In thousands, unaudited)

	Quarters
	First	Second	Third	Fourth	Total
2004(1)
Processing and services revenues:
Financial institution outsourcing, systems and services	$574,505	$580,155	$587,740	$596,743	$2,339,143
Health plan management services	206,591	218,260	224,066	236,999	885,916
Investment support services	30,460	31,427	31,289	32,360	125,536

TOTAL	$811,556	$829,842	$843,095	$866,102	$3,350,595

Operating income:
Financial institution outsourcing, systems and services	$138,547	$138,904	$148,779	$137,415	$563,645
Health plan management services	18,650	17,978	19,641	19,096	75,365
Investment support services	4,141	5,030	5,278	6,101	20,550

TOTAL	$161,338	$161,912	$173,698	$162,612	$659,560

	Quarters
	First	Second	Third	Fourth	Total
2003(1)
Processing and services revenues:
Financial institution outsourcing, systems and services	$480,199	$495,715	$534,372	$566,149	$2,076,435
Health plan management services	69,140	93,157	111,875	124,894	399,066
Investment support services	31,239	27,944	27,688	29,743	116,614

TOTAL	$580,578	$616,816	$673,935	$720,786	$2,592,115

Operating income:
Financial institution outsourcing, systems and services	$106,227	$115,425	$117,946	$118,185	$457,783
Health plan management services	11,536	10,412	12,548	12,976	47,472
Investment support services	5,692	3,801	2,332	4,742	16,567

TOTAL	$123,455	$129,638	$132,826	$135,903	$521,822

(1)	The Company reclassified its reportable segments for all periods to better align with how the Company currently manages its businesses. The printing and plastic card businesses were reclassified from “All other and corporate” to the “Financial institution outsourcing, systems and services” segment. Corporate expenses were allocated to the remaining segments based on the segment’s operating income as a percentage of total operating income. The securities clearing businesses are reported under discontinued operations and are not included in the segment information above.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000 Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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FISERV, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

Free Cash Flow

	Years Ended December 31,
(In thousands)	2004	2003
Net cash provided by operating activities from continuing operations	$698,383	$595,685
Capital expenditures, including capitalization of software costs for external customers	(161,093)	(139,111)

Free cash flow	$537,290	$456,574

Free cash flow is measured as net cash provided by operating activities from continuing operations less capital expenditures including capitalization of software costs for external customers, as reported in the Company’s consolidated statements of cash flows. Free cash flow is a non-GAAP financial measure that the Company believes is useful to investors because it provides another measure of available cash flow after the Company has satisfied the capital requirements of its operations.

Internal Revenue Growth Percentages by Segment

	2004 Quarters
	First	Second	Third	Fourth	Total
Financial institution outsourcing, systems and services (“Financial”)	2%	1%	2%	5%	2%
Health plan management services (“Health”)	41%	50%	28%	30%	37%
Investment support services	(2)%	12%	13%	9%	8%

TOTAL	10%	11%	8%	11%	10%

	2003 Quarters
	First	Second	Third	Fourth	Total
Financial institution outsourcing, systems and services	1%	3%	4%	1%	2%
Health plan management services	18%	27%	37%	37%	31%
Investment support services	2%	(9)%	(13)%	(1)%	(5)%

TOTAL	3%	5%	8%	6%	5%

Internal revenue growth percentages are measured as the increase or decrease in total processing and services revenue for the current period less “acquired revenue from acquisitions” divided by total processing and services revenues from the prior year period plus “acquired revenue from acquisitions.” “Acquired revenue from acquisitions” was $456 million ($206 million in the Financial segment and $250 million in the Health segment) in 2004 and represents pre-acquisition normalized revenue of acquired companies, less dispositions of $10 million in 2004, for the comparable prior year period. In 2004, revenue associated with one-time contractual termination and contract assignment fees in the Financial segment increased over 2003 by approximately $27 million for the full year and by approximately $2 million in the fourth quarter of 2004. The increase in one-time termination and assignment fees had a positive impact of approximately 1% on the full year 2004 Financial segment’s internal revenue growth rate (see note 1 on page 9). The securities clearing businesses are reported under discontinued operations and are not included in the internal revenue growth percentages by segment information above.

Internal revenue growth percentage is a non-GAAP financial measure that the Company believes is useful to investors because it provides a breakdown of internal and acquisition-related revenue growth.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000 Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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Diluted Net Income (Loss) Per Share by Quarter

	2004 Quarters
	First	Second	Third	Fourth	Total
Continuing operations (1)	$0.49	$0.49	$0.53	$0.50	$2.00
Discontinued operations (2)	(0.01)	(0.01)	(0.06)	(0.01)	(0.09)

TOTAL	$0.48	$0.48	$0.47	$0.49	$1.91

	2003 Quarters
	First	Second	Third	Fourth	Total
Continuing operations	$0.38	$0.39	$0.40	$0.41	$1.58
Discontinued operations	—	0.01	0.01	0.01	0.03

TOTAL	$0.38	$0.40	$0.41	$0.42	$1.61

(1)	The Financial segment businesses generally enter into three to five-year contracts with its customers that contain early contract termination fees. During 2004, the Financial segment recorded an increase of approximately $27 million, or $0.08 per share, in one-time early contract termination and assignment fees. The increase was primarily due to one large contract assignment fee and one contract terminated early in the contract term caused by a customer being acquired by another financial institution contributing approximately $13 million in one-time revenue.
(2)	On December 16, 2004, Fiserv announced it had reached a definitive agreement to sell its securities clearing businesses to the National Financial unit of Fidelity Investments for a price of approximately $365 million. The transaction is subject to standard and customary closing conditions and is expected to close in the first quarter of 2005. Fiserv does not expect a material gain or loss as a result of this transaction. In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the financial results of Fiserv’s securities clearing businesses are reported as discontinued operations for all periods presented.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000 Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com